Exhibit 23.6

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 26, 2012, with respect to the combined financial statements of Haven Hospital Holdings, LLC and Haven Hospitals of Texas, LLC incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-1 333-181025) and related Prospectus of Acadia Healthcare Company, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Nashville, Tennessee

May 9, 2012